Exhibit 99.1

Main Street Banks Reports Third Quarter Earnings

FOR IMMEDIATE RELEASE

Contact:	Samuel B. Hay III	David W. Brooks II
	President and CEO	Executive Vice President and CFO
	Main Street Banks	Main Street Banks
	(770) 786-3441	(770) 786-3441

MAIN STREET BANKS REPORTS THIRD QUARTER EARNINGS

ATLANTA, October 14, 2005 – Main Street Banks, Inc. (Nasdaq: MSBK) reported net income of $8.5 million for the three months ended September 30, 2005 compared to $8.3 million in the third quarter of 2004. Diluted earnings per share for the third quarter of 2005 were $0.39 versus $0.41 for the third quarter of 2004.

Net income for the nine months ended September 30, 2005 was $22.5 million compared to $23.3 million in the same period of 2004. Diluted earnings per share for the nine months ended September 30, 2005 were $1.03 versus $1.16 for the nine months ended September 30, 2004. Return on average assets was 1.42 percent for the third quarter of 2005 and return on average shareholders equity was 11.8 percent. For the nine months ended September 30, 2005, return on average assets was 1.27 percent and return on average shareholders equity was 10.5 percent.

Third quarter results exhibited strong underlying fundamentals compared to both the prior quarter and previous year. Interest income increased with business volumes, and as management expected, interest expense rose more than interest income, causing the net interest margin to decline to 4.26%. The company returned to its historic credit quality standards as net charge-offs declined sharply to the lower end of management’s expectations at 0.21% on an annualized basis. The methodology the company uses to determine loan loss reserve requirements also indicated a level of reserves that caused the loan loss reserve to decline to 1.40% of loans. Noninterest income exhibited positive growth. Small Business Administration (SBA) loan income was down due to the recurring sale of SBA 504 loans in the second quarter of 2005 and the third quarter of 2004, but still showed strong results from ongoing sales of SBA 7(a) loans. Other income included securities losses of $0.3 million compared to securities gains of $0.3 million in the third quarter of 2004. Non-interest expense declined $0.4 million as expected in the quarter.

Main Street Banks Reports Third Quarter Earnings

In commenting on the quarter, president and chief executive officer, Samuel B. Hay III, said, “We are pleased by the strength of our earnings and by our progress during the third quarter in all facets of our business. We are proud that loan losses have returned to historic norms for our company and grateful to our team for their efforts on asset quality. The Atlanta market continues to provide us with attractive opportunities for growing our traditional banking business and we are taking advantage of those opportunities through new facilities and banking personnel. Our business model has proven to be highly successful and we believe that our growth is on track based on results during the quarter. We have also added significantly to the depth of our organization with the addition of key production, financial and support personnel.”

Loan Growth Continues

On September 30, 2005, Main Street Banks’ loans outstanding, net of unearned income, were $1.79 billion, reflecting an increase of $140 million, or 8.5 percent, compared to the same period last year. Compared to the second quarter of 2005, annualized growth in loans outstanding was 6.4 percent. As the company’s balanced pricing and staffing initiatives took hold, loan production returned to expected levels during the quarter. The company considers its current loan pipeline to be healthy compared to historic levels.

Loan Losses Sharply Reduced

As expected, Main Street’s loan losses declined significantly in the third quarter of 2005. Annualized net charge-offs for the third quarter were 0.21% of average loans, compared to 0.11% in the third quarter of 2004 and 0.86% in the second quarter of 2005. All asset quality indicators are stable or improving and the company expects loan losses to be between 0.20% and 0.30% on an annualized basis in the future.

Nonperforming Assets Rise Slightly

Nonperforming assets rose from 0.66% of assets at June 30, 2005 to 0.69% of assets at September 30, 2005. Non-accrual loans declined from $11.5 million at June 30, 2005 to $11.1 million at September 30, 2005. Foreclosed real estate increased from $4.1 million to $5.9 million during this period. Management is actively marketing these properties and anticipates that nonperforming assets will trend downward in future quarters as foreclosed property returns to normal levels. Of the Bank’s $17.0 million in nonperforming assets, $4.7 million or 27% are associated with loans backed by the SBA 7(a) and 504 programs and therefore have greatly mitigated loss exposure. Management believes that the remaining nonperforming assets are well-secured, adequately covered by specific reserves or have been written down to realizable value.

The allowance for loan losses at September 30, 2005 was $25.1 million and represented 1.40% of loans outstanding at the end of the period, compared to $24.3 million and 1.47% at September 30, 2004. Delinquent loans as a percentage of loans outstanding reached a three year low for the company at the end of the third quarter. Due to these factors, Main Street maintains a favorable outlook on asset quality for the fourth quarter of 2005.

Main Street Banks Reports Third Quarter Earnings

Emphasis on Transaction Deposits Continues

In keeping with its historic growth of transaction accounts and its pricing discipline on time deposits, Main Street continued to emphasize checking account products during the third quarter. The company’s free consumer checking program, High Performance Checking, was launched in March 2005 and continues to enhance the company’s sales of checking products, growth in related balances and other customer fees. With heavy investment in periodic mail marketing campaigns, the company is continuing to experience account openings of approximately 2.4 times last year’s openings. Main Street is now launching a similar program for businesses with the cornerstone account being free and allowing up to 1,000 items per month with no fee.

Total deposits at September 30, 2005 were $1.77 billion compared to $1.63 billion as of September 30, 2004, representing an increase of 8.6%. Over the same period, total checking deposits grew from $446.0 million to $469.7 million or 5.3%. Since the beginning of High Performance Checking earlier this year, Main Street’s growth in checking deposits has been enhanced. Checking balances rose from $413.4 million at the end of the second quarter to $469.7 million on September 30, 2005. Main Street intends to continue emphasizing transaction accounts and related relationships rather than single product time or money market deposit relationships which are rate sensitive.

Net Interest Margin Contracts as Expected

Main Street’s net interest margin was 4.26% for the third quarter of 2005, down from 4.42% for the second quarter of 2005 and 4.31% in the third quarter of 2004. The company previously announced that it expected the net interest margin to stabilize in a range of 4.20% to 4.30% after diligent pricing efforts increased the margin 24 basis points in the second quarter. The company is still comfortable with the previously communicated 4.20% to 4.30% range for net interest margin.

Noninterest Income Up 15.2 % Excluding Bond and SBA 504 Activity

Noninterest income was strong at $7.3 million in the third quarter of 2005, considering bond losses incurred and the lack of gains on SBA 504 loan sales. Noninterest income was $7.8 million in the third quarter of 2004 and included gains on sales of bonds and SBA 504 loans. Deposit service charges and customer fees were up $0.2 million compared to the prior year. The checking account marketing program is a key contributor to the enhancement in service charge income, with service charges on deposit accounts growing 14% on an annualized basis over second quarter 2005. Insurance revenues increased $0.1 million or 4.5% over the prior year. On a linked quarter basis, insurance revenue increased $0.3 million compared to the second quarter of 2005. The third quarter of 2004 had gains from the sale of SBA 504 loans of $0.9 million and investment portfolio gains of $0.3 million, compared to no SBA 504 loan sales and investment portfolio losses of $0.3 million in the third quarter of 2005.

Main Street Banks Reports Third Quarter Earnings

Noninterest Expenses Decline

Noninterest expenses totaled $16.9 million in the third quarter, decreasing $0.4 million or 2.3% from second quarter 2005 and increasing 9.0% over the level for third quarter 2004. Main Street had forecast this quarter-to-quarter reduction based on certain expense items in the second quarter of 2005 versus planned increases in expenses for staffing additions and a new banking center to be opened during the third quarter. The second quarter of 2005 had $0.4 million in losses from the write-off of assets in a loan settlement services subsidiary, higher professional expenses and commissions from the sale of SBA 504 loans.

Key Management Positions Added

During the third quarter, Main Street added key positions to its accounting and treasury functions, created a management reporting function with an internal promotion and created a position to coordinate all banking fee businesses. The company named William P. O’Halloran as Interim Controller, Bob D. Doby, Jr. as Senior Vice President and Treasurer and David D. Duncan as Senior Vice President, Management Reporting. O’Halloran served 25 years as Controller for SunTrust Banks and its predecessor companies in Atlanta and recently retired from that position. O’Halloran will fill the controller position for Main Street until a permanent controller is named. Doby most recently served as Director of Funds Management for First Charter Corporation in Charlotte, NC and has 27 years experience in bank treasury and balance sheet management. Duncan previously served as Controller and as Financial Reporting Manager for Main Street. Based on this progress and the depth of experience now represented in the company’s financial management functions, Main Street believes that it has made substantial progress toward alleviating the internal control weakness it cited previously this year due to inadequate staffing and expertise in its financial functions. The company expects to make a final assessment of this issue at December 31, 2005.

Main Street also named Terence L. Lewis as Executive Vice President, Banking Fee Income, with responsibility for all banking fee businesses including Small Business Administration lending, payroll services, investment brokerage, and corporate services (electronic delivery). Lewis has already made significant progress toward improving the execution and coordination of all banking fee business opportunities. Prior to this position, Lewis served as the company’s banking executive for Gwinnett and DeKalb counties.

Continued Investment in Facilities, Staff and Products

After significant internal focus in the first half of 2005, Main Street has a renewed focus on growth and investment in the future. The company opened its new Galleria Banking Center in late September and now has 24 banking centers in total. The Galleria complex

Main Street Banks Reports Third Quarter Earnings

is located at the intersection of Interstate 75 and Interstate 285 northwest of downtown Atlanta and is the largest commercial office development in Atlanta, housing 24 million square feet of class A office space and approximately 13,000 hotel rooms and related convention space. The company expects to open its new Suwanee Banking Center in the second quarter of 2006 and has begun initial plans for its Windward Parkway Banking Center just off Georgia 400 north of Alpharetta. The company also added to its staffing depth in the third quarter, increasing its full-time equivalent staff from 508 to 528. The staff additions represented 17 FTEs in banking sales and service functions and 3 FTEs in support and administrative roles, all to serve as the foundation for future growth and new banking centers and products.

With further comments on the quarter, Hay said, “We are gratified by our execution and renewed focus during the third quarter, especially in asset quality, profitability and plans for future growth. We are also excited to welcome Bill O’Halloran and Bob Doby in our accounting and treasury functions and are grateful to Terence Lewis and David Duncan for accepting promotions to new positions for our company. They all bring outstanding experience and ability to our company leadership. We believe that the additions to our financial management team will contribute to the correction of the staffing deficiencies which led to our material weakness in internal controls earlier this year. After spending significant energy and resources internally focused in the first half of this year, we are pleased to have turned our attention to growth, hiring, and new products and facilities. We look forward to a successful fourth quarter and full year in 2006.”

About Main Street

Main Street Banks, Inc., a $2.5 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, mortgage and payroll products and services through its 24 banking centers located in eighteen of Georgia’s fastest growing communities. Main Street is the largest community banking organization in the Atlanta metropolitan area.

Safe Harbor

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. The forward looking statements herein include, but are not limited to, the expected growth of our traditional banking business through new facilities in high growth locations in the Atlanta market and through new banking personnel, the expected forecast for loan losses, nonperforming assets and net interest margin for the remainder of 2005, the future growth of business lines, the expected improvement in asset quality in the remainder of 2005, expected loan and deposit growth, expected fee income growth, the expected success of the High Performance Checking program, and the expected effect of an enhanced management team with recent additions and promotions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth herein, including: possible reversals in market, economic and business conditions; the prospects and performance of loans and

Main Street Banks Reports Third Quarter Earnings

borrowers; the ability to attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; possible changes in the credit worthiness of customers and the possible impairment of loans; the effects of changing interest rates and other risks and factors identified in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission. Main Street undertakes no obligation to update these statements following the date of this press release. In addition, Main Street, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the judgment of Main Street’s senior management based upon current information and involve a number of risks and uncertainties. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

For additional information about Main Street Banks, Inc.’s financial performance, products and services, please visit our web site at www.mainstreetbank.com.

To hear a live webcast of Main Street Banks, Inc.’s third quarter earnings conference call at 10 a.m. (ET) today, please visit our web site at www.mainstreetbank.com. Shortly following the conference call and for a limited time thereafter, listeners may access archived versions of the presentation via the website or at 1-800-688-7339.

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